UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2007

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Enterprise Drive Plainsboro, NJ	08536
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 275-0500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Separation Agreement between Maureen B. Bellantoni and the Company

(e) As previously disclosed, Maureen B. Bellantoni resigned as the Executive Vice President and Chief Financial Officer of the Company, effective September 6, 2007. In connection with her resignation, the Company and Ms. Bellantoni entered into a Separation Agreement, dated as of September 6, 2007 (the “Separation Agreement”), pursuant to which the Company has agreed: (i) to pay Ms. Bellantoni a lump-sum cash payment of $325,000, subject to Ms. Bellantoni’s non-revocation of a general release executed by Ms. Bellantoni in connection with the Separation Agreement, and her continued compliance with certain restrictive covenants; and (ii) to allow Ms. Bellantoni’s continued participation, at no cost to her, in all group, life, health, accident and disability insurance plans for a period of one year, or shorter, if she is employed full time by another employer, provided that such participation is not prohibited by the terms of the plan or for legal reasons.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Separation Agreement, dated as of September 6, 2007, by and among Integra LifeSciences Holdings Corporation and Maureen B. Bellantoni.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: September 7, 2007	By:	/s/ Stuart M. Essig

Stuart M. Essig President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement, dated as of September 6, 2007, by and among Integra LifeSciences Holdings Corporation and Maureen B. Bellantoni.